CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 18, 2016, relating to the financial statements and financial highlights which appear in the September 30, 2016 Annual Reports to Shareholders of the American Century Target Maturities Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm", and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers
Kansas City, Missouri
January 27, 2017